EXHIBIT 4.2

                                                                       EXECUTION
                                                                            COPY

                        SUPREME INTERNATIONAL CORPORATION

                                     Company

                        SUPREME MUNSINGWEAR CANADA, INC.
                     SUPREME INTERNATIONAL (DELAWARE), INC.
                       SUPREME INTERNATIONAL (N.Y.), INC.
                         SUPREME ACQUISITION CORPORATION
            SUPREME INTERNATIONAL CORPORATION DE MEXICO, S.A. DE C.V.

                              Subsidiary Guarantors

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee

                              --------------------

                                    INDENTURE

                            Dated as of April 6, 1999

                              --------------------




                   12 1/4% Senior Subordinated Notes due 2006
               12 1/4% Series B Senior Subordinated Notes due 2006

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..........2

SECTION 101.  DEFINITIONS......................................................2

"ACQUIRED INDEBTEDNESS.........................................................2

"ACQUISITION INDEBTEDNESS......................................................2

"ACT"..........................................................................3

"ADDITIONAL NOTES".............................................................3

"AFFILIATE"....................................................................3

"AGENT BANK"...................................................................3

"AGENT MEMBERS"................................................................3

"ASSET SALE"...................................................................3

"AUTHENTICATING AGENT".........................................................3

"AVERAGE LIFE".................................................................3

"BANKRUPTCY LAW"...............................................................4

"BOARD OF DIRECTORS"...........................................................4

"BOARD RESOLUTION".............................................................4

"BUSINESS DAY".................................................................4

"CAPITAL STOCK"................................................................4

"CAPITALIZED LEASE OBLIGATION".................................................4

"CARFEL NOTE"..................................................................4

"CASH EQUIVALENTS".............................................................4

"CHANGE IN CONTROL"............................................................5

"COMMISSION"...................................................................6

"COMPANY"......................................................................6

"COMPANY REQUEST"..............................................................6

"CONSOLIDATED ADJUSTED NET INCOME".............................................6

"CONSOLIDATED FIXED CHARGE COVERAGE RATIO".....................................7

"CONSOLIDATED INCOME TAX EXPENSE"..............................................7

"CONSOLIDATED INTEREST EXPENSE"................................................7

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                               TABLE OF CONTENTS
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"CONSOLIDATED NON-CASH CHARGES"................................................8

"CORPORATE TRUST OFFICE".......................................................8

"CORPORATION"..................................................................8

"CURRENCY AGREEMENTS"..........................................................8

"CUSTODIAN"....................................................................8

"DEFAULT"......................................................................8

"DEFAULTED INTEREST"...........................................................8

"DEPOSITARY"...................................................................8

"DESIGNATED SENIOR INDEBTEDNESS"...............................................8

"DISINTERESTED DIRECTOR".......................................................9

"DOLLAR" OR "$"................................................................9

"EVENT OF DEFAULT".............................................................9

"EXCHANGE ACT".................................................................9

"EXCHANGE NOTES"...............................................................9

"EXCHANGE OFFER"...............................................................9

"EXCHANGE OFFER REGISTRATION STATEMENT"........................................9

"FAIR MARKET VALUE"............................................................9

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES".....................................9

"GLOBAL NOTES".................................................................9

"GUARANTEE"....................................................................9

"GUARANTOR SENIOR INDEBTEDNESS"...............................................10

"HAMILTON BANK LETTER OF CREDIT FACILITY".....................................10

"INDENTURE"...................................................................11

"INITIAL NOTES"...............................................................11

"INITIAL PURCHASERS"..........................................................11

"INTEREST PAYMENT DATE".......................................................12

"INTEREST RATE AGREEMENTS"....................................................12

"INVESTMENT"..................................................................12

"ISSUANCE DATE"...............................................................12

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                               TABLE OF CONTENTS
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"LEASE".......................................................................12

"LETTER OF CREDIT FACILITIES".................................................12

"LIEN"........................................................................12

"MATURITY"....................................................................13

"MOODY'S".....................................................................13

"NET CASH PROCEEDS"...........................................................13

"NON-PAYMENT DEFAULT".........................................................13

"NON-U.S. PERSON".............................................................13

"NOTE GUARANTEE"..............................................................13

"NOTE REGISTER"...............................................................13

"NOTES".......................................................................13

"OCEAN BANK LETTER OF CREDIT FACILITY"........................................13

"OFFICERS' CERTIFICATE".......................................................14

OFFSHORE GLOBAL NOTE".........................................................14

"OFFSHORE NOTE EXCHANGE DATE".................................................14

"OFFSHORE PHYSICAL NOTE"......................................................14

"OPINION OF COUNSEL"..........................................................14

"OUTSTANDING".................................................................14

"PARI PASSU INDEBTEDNESS".....................................................15

"PAYING AGENT"................................................................15

"PAYMENT BLOCKAGE PERIOD".....................................................15

"PAYMENT DEFAULT".............................................................15

"PERMITTED HOLDERS"...........................................................15

"PERMITTED INDEBTEDNESS"......................................................15

"PERMITTED INVESTMENTS".......................................................17

"PERMITTED JUNIOR SECURITIES".................................................18

"PERSON"......................................................................18

"PHYSICAL NOTES"..............................................................18

"PLACE OF PAYMENT"............................................................18

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                               TABLE OF CONTENTS
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"PREDECESSOR NOTE"............................................................18

"PREFERRED STOCK".............................................................19

"PRIVATE PLACEMENT LEGEND"....................................................19

"PUBLIC EQUITY OFFERING"......................................................19

"QIB".........................................................................19

"QUALIFIED CAPITAL STOCK".....................................................19

"REDEEMABLE CAPITAL STOCK"....................................................19

"REDEMPTION DATE".............................................................19

"REDEMPTION PRICE"............................................................19

"REGISTRATION RIGHTS AGREEMENT"...............................................19

"REGISTRATION STATEMENT"......................................................19

"REGULAR RECORD DATE".........................................................19

"REGULATION S"................................................................19

"REPRESENTATIVE"..............................................................20

"RESPONSIBLE OFFICER".........................................................20

"RESTRICTED SUBSIDIARY".......................................................20

"RULE 144A"...................................................................20

"S&P".........................................................................20

"SALE AND LEASEBACK TRANSACTION"..............................................20

"SECURITIES ACT"..............................................................20

"SENIOR CREDIT FACILITY"......................................................20

"SENIOR INDEBTEDNESS".........................................................20

"SHELF REGISTRATION STATEMENT"................................................21

"SIGNIFICANT SUBSIDIARY"......................................................21

"SPECIAL RECORD DATE".........................................................21

"STATED MATURITY".............................................................21

"SUBORDINATED INDEBTEDNESS"...................................................21

"SUBSIDIARY"..................................................................22

"SUBSIDIARY GUARANTOR"........................................................22

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                               TABLE OF CONTENTS
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"THE BANK OF TOKYO-MITSUBISHI LETTER OF CREDIT FACILITY"......................22

"TRUST INDENTURE ACT".........................................................22

"TRUSTEE".....................................................................22

"UNITED STATES"...............................................................22

"UNRESTRICTED SUBSIDIARY".....................................................22

"U.S. GLOBAL NOTE"............................................................22

"U.S. GOVERNMENT OBLIGATIONS".................................................22

"U.S. PHYSICAL NOTE"..........................................................23

"VICE PRESIDENT"..............................................................23

"VOTING STOCK"................................................................23

"WHOLLY OWNED RESTRICTED SUBSIDIARY"..........................................23

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.............................23

SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE...........................24

SECTION 104. ACTS OF HOLDERS..................................................24

SECTION 105. NOTICES, ETC., TO TRUSTEE, COMPANY AND ANY
             SUBSIDIARY GUARANTOR.............................................25

SECTION 106. NOTICE TO HOLDERS; WAIVER........................................26

SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS.........................26

SECTION 108. SUCCESSORS AND ASSIGNS...........................................27

SECTION 109. SEPARABILITY CLAUSE..............................................27

SECTION 110. BENEFITS OF INDENTURE............................................27

SECTION 111. GOVERNING LAW....................................................27

SECTION 112. LEGAL HOLIDAYS...................................................27

SECTION 113. TRUST INDENTURE ACT CONTROLS.....................................27

SECTION 114. NO RECOURSE AGAINST OTHERS.......................................28

SECTION 115. COUNTERPARTS.....................................................28

SECTION 116. APPOINTMENT OF AGENT FOR SERVICE.................................28

ARTICLE TWO - NOTE FORMS......................................................29

SECTION 201. FORMS GENERALLY..................................................29


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SECTION 202. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION..................30

SECTION 203. RESTRICTIVE LEGENDS..............................................30

SECTION 204. FORM OF CERTIFICATE TO BE DELIVERED AFTER THE
             OFFSHORE NOTE EXCHANGE DATE......................................33

ARTICLE THREE - THE NOTES.....................................................34

SECTION 301. AMOUNT...........................................................34

SECTION 302. DENOMINATIONS....................................................35

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING...................35

SECTION 304. TEMPORARY NOTES..................................................36

SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE..............37

SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN NOTES......................38

SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED...................38

SECTION 308. PERSONS DEEMED OWNERS............................................40

SECTION 309. CANCELLATION.....................................................40

SECTION 310. COMPUTATION OF INTEREST..........................................40

SECTION 311. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES...........................40

SECTION 312. TRANSFER PROVISIONS..............................................42

SECTION 313. FORM OF ACCREDITED INVESTOR CERTIFICATE..........................50

SECTION 314. FORM OF REGULATION S CERTIFICATE.................................52

SECTION 315. FORM OF RULE 144A CERTIFICATE....................................54

SECTION 316. CUSIP NUMBERS....................................................55

SECTION 317. ISSUANCE OF ADDITIONAL NOTES.....................................55

ARTICLE FOUR - SATISFACTION AND DISCHARGE.....................................55

SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE..........................55

SECTION 402. APPLICATION OF TRUST MONEY.......................................57

ARTICLE FIVE - REMEDIES.......................................................57

SECTION 501. EVENTS OF DEFAULT................................................57

SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT...............59


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                               TABLE OF CONTENTS
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SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR
             ENFORCEMENT BY TRUSTEE...........................................60

SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.................................60

SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES...........61

SECTION 506. APPLICATION OF MONEY COLLECTED...................................61

SECTION 507. LIMITATION ON SUITS..............................................62

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
             PRINCIPAL, PREMIUM AND INTEREST..................................63

SECTION 509. RESTORATION OF RIGHTS AND REMEDIES...............................63

SECTION 510. RIGHTS AND REMEDIES CUMULATIVE...................................63

SECTION 511. DELAY OR OMISSION NOT WAIVER.....................................63

SECTION 512. CONTROL BY HOLDERS...............................................64

SECTION 513. WAIVER OF PAST DEFAULTS..........................................64

SECTION 514. WAIVER OF STAY OR EXTENSION LAWS.................................64

ARTICLE SIX - THE TRUSTEE.....................................................65

SECTION 601. CERTAIN DUTIES AND RESPONSIBILITIES..............................65

SECTION 602. NOTICE OF DEFAULTS...............................................66

SECTION 603. CERTAIN RIGHTS OF TRUSTEE........................................66

SECTION 604. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES........68

SECTION 605. MAY HOLD NOTES...................................................68

SECTION 606. MONEY HELD IN TRUST..............................................68

SECTION 607. COMPENSATION AND REIMBURSEMENT...................................68

SECTION 608. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY..........................69

SECTION 609. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR................70

SECTION 610. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR...........................71

SECTION 611. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS......72

SECTION 612. APPOINTMENT OF AUTHENTICATING AGENT..............................72


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                                TABLE OF CONTENTS
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ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.............74

SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES...................74

SECTION 702. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.....................74

SECTION 703. REPORTS BY TRUSTEE...............................................74

ARTICLE EIGHT - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..........74

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.............74

SECTION 802. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC.,
             ONLY ON CERTAIN TERMS............................................76

SECTION 803. SUCCESSOR SUBSTITUTED............................................77

ARTICLE NINE - SUPPLEMENTAL INDENTURES........................................77

SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS...............77

SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS..................78

SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.............................79

SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES................................79

SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT..............................79

SECTION 906. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES....................79

SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES................................80

SECTION 908. EFFECT ON SENIOR INDEBTEDNESS....................................80

ARTICLE TEN - COVENANTS.......................................................80

SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.............80

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.................................80

SECTION 1003. MONEY FOR NOTES PAYMENTS TO BE HELD IN TRUST....................81

SECTION 1004. CORPORATE EXISTENCE.............................................82

SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS...............................82

SECTION 1006. MAINTENANCE OF PROPERTIES.......................................83

SECTION 1007. STATEMENT BY OFFICERS AS TO DEFAULT.............................83


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SECTION 1008. LIMITATION ON INDEBTEDNESS......................................84

SECTION 1009. LIMITATION ON RESTRICTED PAYMENTS...............................84

SECTION 1010. LIMITATION ON ISSUANCES AND SALES OF PREFERRED
              STOCK BY RESTRICTED SUBSIDIARIES................................87

SECTION 1011. LIMITATION ON TRANSACTIONS WITH AFFILIATES......................87

SECTION 1012. LIMITATION ON LIENS.............................................88

SECTION 1013. PURCHASE OF NOTES UPON CHANGE IN CONTROL........................88

SECTION 1014. LIMITATION ON SALE OF ASSETS....................................90

SECTION 1015. LIMITATIONS ON GUARANTEES OF INDEBTEDNESS BY
              RESTRICTED SUBSIDIARIES.........................................92

SECTION 1016. LIMITATION ON DIVIDENDS AND OTHER PAYMENT
              RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..................93

SECTION 1017. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS...................94

SECTION 1018. LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS............94

SECTION 1019. LIMITATION ON UNRESTRICTED SUBSIDIARIES.........................94

SECTION 1020. REPORTS.........................................................95

SECTION 1021. WAIVER OF CERTAIN COVENANTS.....................................96

ARTICLE ELEVEN - REDEMPTION OF NOTES..........................................96

SECTION 1101. REDEMPTION......................................................96

SECTION 1102. APPLICABILITY OF ARTICLE........................................97

SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE...........................97

SECTION 1104. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED....................97

SECTION 1105. NOTICE OF REDEMPTION............................................98

SECTION 1106. DEPOSIT OF REDEMPTION PRICE.....................................99

SECTION 1107. NOTES PAYABLE ON REDEMPTION DATE................................99

SECTION 1108. NOTES REDEEMED IN PART..........................................99

ARTICLE TWELVE - SUBORDINATION OF NOTES......................................100

SECTION 1201. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.......................100

SECTION 1202. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.................100


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SECTION 1203. SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR
              INDEBTEDNESS IN DEFAULT........................................101

SECTION 1204. PAYMENT PERMITTED IF NO DEFAULT................................102

SECTION 1205. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS........103

SECTION 1206. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS....................103

SECTION 1207. TRUSTEE TO EFFECTUATE SUBORDINATION............................103

SECTION 1208. NO WAIVER OF SUBORDINATION PROVISIONS..........................104

SECTION 1209. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.......................104

SECTION 1210. NOTICE TO TRUSTEE..............................................104

SECTION 1211. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
              LIQUIDATING AGENT..............................................105

SECTION 1212. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR
              INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.................105

SECTION 1213. ARTICLE APPLICABLE TO PAYING AGENTS............................105

SECTION 1214. NO SUSPENSION OF REMEDIES......................................106

SECTION 1215. TRUST MONEYS NOT SUBORDINATED..................................106

SECTION 1216. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.......106

ARTICLE THIRTEEN - GUARANTEES................................................106

SECTION 1301. NOTE GUARANTEES................................................106

SECTION 1302. SEVERABILITY...................................................108

SECTION 1303. RESTRICTED SUBSIDIARIES........................................108

SECTION 1304. SUBORDINATION OF NOTE GUARANTEES...............................109

SECTION 1305. LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.................109

SECTION 1306. CONTRIBUTION...................................................109

SECTION 1307. SUBROGATION....................................................110

SECTION 1308. REINSTATEMENT..................................................110

SECTION 1309. RELEASE OF A SUBSIDIARY GUARANTOR..............................110

SECTION 1310. BENEFITS ACKNOWLEDGED..........................................110

ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE........................111


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SECTION 1401. COMPANY'S OPTION TO EFFECT DEFEASANCE OR
              COVENANT DEFEASANCE............................................111

SECTION 1402. DEFEASANCE AND DISCHARGE.......................................111

SECTION 1403. COVENANT DEFEASANCE............................................111

SECTION 1404. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE................112

SECTION 1405. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO
              BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS...............113

SECTION 14060. REINSTATEMENT.................................................114

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                                TABLE OF CONTENTS

                                   (CONTINUED)

                        SUPREME INTERNATIONAL CORPORATION

               Reconciliation and tie between Trust Indenture Act
                OF 1939 AND INDENTURE, DATED AS OF APRIL 6, 1999

         TRUST INDENTURE                               INDENTURE
           ACT SECTION                                  SECTION
----------------------------------    ------------------------------------------

/section/310(a)(1)                                          608
            (a)(2)                                          608
            (b)                                             608
/section/312(c)                                             701
/section/313(a)                                             703
/section/314(a)(4)                                         1007
            (c)(1)                                          102
            (c)(2)                                          102
            (e)                                             102
/section/315(b)                                             601
/section/316(a)(last sentence)                              101 ("Outstanding")
            (a)(1)(A)                                       502, 512
            (a)(1)(B)                                       513
            (b)                                             508
            (c)                                             104(d)
/section/317(a)(1)                                          503
            (a)(2)                                          504
            (b)                                            1003
/section/318(a)                                             111



--------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of April 6, 1999, among SUPREME INTERNATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company"), having its principal office at 3000 N.W. 107th Avenue, Miami, Florida 33172 and SUPREME MUNSINGWEAR CANADA, INC., a corporation organized under the laws of Canada, SUPREME INTERNATIONAL (DELAWARE), INC., a Delaware corporation, SUPREME INTERNATIONAL (N.Y.), INC., a New York corporation, SUPREME ACQUISITION CORPORATION, a Florida corporation, and SUPREME INTERNATIONAL CORPORATION DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico,, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of and issuance of its 12 1/4% Senior Subordinated Notes due 2006 (the "Initial Notes"), and its 12 1/4% Series B Senior Subordinated Notes due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         Each Subsidiary Guarantor (as defined herein) has duly authorized the execution and delivery of this Indenture.

         Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

         All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles; and

         (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

         "ACQUISITION INDEBTEDNESS" means Indebtedness of a Person incurred in connection with or in contemplation of (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person or
(iii) the purchase by the Company or any of its Restricted Subsidiaries from a third party of any licenses, trademarks, service marks, trade names or other intellectual property rights of such third party; PROVIDED, HOWEVER, that Indebtedness incurred in a transaction or series of related transactions, which transactions have a Fair Market Value of less than $5.0 million will not be considered to be Acquisition Indebtedness.

         "ACT" when used with respect to any Holder, has the meaning specified in Section 104.

         "ADDITIONAL NOTES" means any Notes issued by the Company pursuant to
Section 317

         "AFFILIATE" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT BANK" means NationsBank, N.A. in its capacity as agent under the Senior Credit Facility and any future or successor or replacement agent under the Senior Credit Facility.

         "AGENT MEMBERS" has the meaning specified in Section 311.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of the Company or its Restricted Subsidiaries; or (c) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, other than in the ordinary course of business or (d) any other properties or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of Article Eight, (ii) between or among the Company and Wholly Owned Restricted Subsidiaries in accordance with the terms of this Indenture, (iii) in compliance with Section 1009, (iv) that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses to use any of the intellectual property rights of the Company or its Restricted Subsidiaries, (v) that consists of the dress shirt inventory, manufacturing equipment and any facilities acquired from Salant Corporation in connection with the Company's acquisition of the John Henry, Manhattan and Lady Manhattan trademarks prior to the Issuance Date or (vi) having a Fair Market Value of less than $750,000 in any given fiscal year.

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

         "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors of such Person or any duly authorized committee of such board.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location, as the case may be, are authorized or obligated by law, regulation or executive order to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person's equity, and any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the Issuance Date.

         "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "CARFEL NOTE" means the Initial Note which is a U.S. Physical Note issued to Carfel, Inc. on April 6, 1999.

         "CASH EQUIVALENTS" means: (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (c) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-1 by Moody's or any successor rating agency; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and (e) demand and time deposits with a domestic commercial bank that is a member of the Federal

Reserve System having combined capital and surplus and undivided profits of not less than $500 million.

         "CHANGE IN CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of all outstanding Voting Stock of the Company and either (x) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the Company that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Company, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of the Company having a majority of the total voting power of the Board of Directors, or (y) such other person or group is entitled to elect directors of the Company having a majority of the total voting power of the Board of Directors; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1009 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of all outstanding Voting Stock of the surviving or transferee corporation and either (x) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the Company that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Company, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of the Company having a majority of the total voting power of the Board of Directors, or (y) such other person or group is entitled to elect directors of the Company having a majority of the total voting power of the Board of Directors; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article Eight.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses (net of taxes, fees and expenses relating thereto), (b) all gains or losses (net of taxes, fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or cash distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, and (f) for purposes of calculating Consolidated Adjusted Net Income under Section 1009, any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary during such period; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, in each case, for such period to (b) the sum of (i) Consolidated Interest Expense for such period and (ii) the aggregate amount of dividends and other distributions paid, accrued or scheduled to be paid or accrued in respect of Redeemable Capital Stock of the Company or any Restricted Subsidiary for such period, in each case after giving PRO FORMA effect to (A) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of the net proceeds occurred, on the first day of such period, (B) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period) and (C) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such period, as if such acquisition or disposition occurred on the first day of such period.

         "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, (1) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to the letter of credit, bankers' acceptance financing or similar facilities and (v) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, plus (c) one-third of lease rental payments in connection with operating leases paid, accrued and/or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP;

PROVIDED that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period or constituting an extraordinary item or loss).

         "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 61 Broadway, 15th Floor, Corporate Trust Division, New York, NY 10006.

         "CORPORATION" includes corporations, associations, companies and business trusts.

         "CURRENCY AGREEMENTS" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 307.

         "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness under the Senior Credit Facility and the Hamilton Bank Letter of Credit Facility, and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $25 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

         "DOLLAR" OR "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

         "EVENT OF DEFAULT" has the meaning specified in Section 501.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

         "EXCHANGE OFFER" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes (other than the Carfel Note) for Exchange Notes, as provided for in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Issuance Date.

         "GLOBAL NOTES" has the meaning set forth in Section 201.

         "GUARANTEE" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any Person's financial condition or to cause any other Person to achieve certain levels of operating results; PROVIDED that no license or sub-license entered into in the ordinary course of business between the Company or any Restricted Subsidiary (other than with an Affiliate thereof) shall be deemed to be a guarantee as a result of any minimum royalty or revenue provisions with which the Company or such Restricted Subsidiary must comply.

         "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Subsidiary Guarantor, (i) all obligations of such Subsidiary Guarantor, now or hereafter existing, under or in respect of the Senior Credit Facility and the Letter of Credit Facilities, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against such Subsidiary Guarantor under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, premiums, expenses and indemnities) and (ii) the principal of, premium, if any, and interest on all other Indebtedness of such Subsidiary Guarantor (other than the Note Guarantee issued by such Subsidiary Guarantor or any guarantee by such Subsidiary Guarantor of Additional Notes), whether outstanding on the Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to such Note Guarantee. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" of a Subsidiary Guarantor shall not include (i) Indebtedness evidenced by the Note Guarantee of such Subsidiary Guarantor or any guarantee by such Subsidiary Guarantor of Additional Notes, (ii) Indebtedness of such Subsidiary Guarantor that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor, (iii) Indebtedness of such Subsidiary Guarantor that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor, (iv) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of any covenant of this Indenture,
(v) any liability for federal, state or local taxes or other taxes, owed or owing by such Subsidiary Guarantor, (vi) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities (other than any current liabilities under the Senior Credit Facility, or the current portion of long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (vi)) owed or owing by such Subsidiary Guarantor, (vii) amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor, (viii) Indebtedness of such Subsidiary Guarantor to the Company or any other Subsidiary or to any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (ix) Redeemable Capital Stock of such Subsidiary Guarantor, (x) amounts owing under leases and (xi) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to such Subsidiary Guarantor.

         "HAMILTON BANK LETTER OF CREDIT FACILITY" means the $45 million Line of Credit Facility dated August 3, 1998 between the Company and Hamilton Bank, N.A.

         "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, and (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "INDENTURE" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "INITIAL NOTES" has the meaning specified in the first recital to this Indenture.

         "INITIAL PURCHASERS" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens Inc., Wasserstein Perella Securities, Inc. and Barington Capital Group, L.P.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "INTEREST PAYMENT DATE," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

         "INTEREST RATE AGREEMENTS" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

         "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "ISSUANCE DATE" means April 6, 1999, the date on which the Notes are originally issued under the Indenture.

         "LEASE" means the Master Agreement dated August 28, 1997, as amended as of the Issuance Date, among the Company, as lessee and guarantor, SUP Joint Venture, as lessor, Suntrust Bank, Miami, N.A., as agent, Atlantic Financial Managers, Inc. and Atlantic Financial Group, Ltd. and certain other financial institutions, as lenders, and the related Lease Agreement (Land), Lease Agreement (Building), Loan Agreement, Guaranty and Security Agreement and Financing Statement (all as defined in the Master Agreement) dated as of August 28, 1997, as amended as of the Issuance Date, and any renewal, replacement or extension thereof on terms similar to those in effect on the Issuance Date; PROVIDED that any such renewal, replacement or extension will not increase the amount of the guarantee by the Company of the obligations of the lessor under the Lease or the rental obligations of the Company at the expiration of the term of the Lease Agreement (Building) and Lease Agreement (Land) as of the date of such renewal, replacement or extension.

         "LETTER OF CREDIT FACILITIES" means the Hamilton Bank Letter of Credit Facility, the Ocean Bank Letter of Credit Facility and The Bank of Tokyo-Mitsubishi Letter of Credit Facility, as the same may be amended, supplemented or otherwise modified including any refinancing, refunding, replacement or extension thereof.

         "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement (other than a consignment), capital lease or other title retention agreement.

         "MATURITY" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided in such Note or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

         "NON-PAYMENT DEFAULT" means any event of default (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

         "NON-U.S. PERSON" means a person who is not a U.S. person as defined in Regulation S.

         "NOTE GUARANTEE" means any guarantee of the obligations of the Company under the Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.

         "NOTE REGISTER" and "Note Registrar" have the respective meanings specified in Section 305.

         "NOTES" has the meaning stated in the first recital of this Indenture and more particularly means any Notes (including Additional Notes) authenticated and delivered under this Indenture.

         "OCEAN BANK LETTER OF CREDIT FACILITY" means the $7 million Line of Credit Facility dated February 19, 1997 between the Company and Ocean Bank.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         OFFSHORE GLOBAL NOTE" has the meaning set forth in Section 201.

         "OFFSHORE NOTE EXCHANGE DATE" has the meaning set forth in Section 201.

         "OFFSHORE PHYSICAL NOTE" has the meaning set forth in Section 201.

         "OPINION OF COUNSEL" means a written opinion of outside legal counsel, which and who may be outside counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "OUTSTANDING," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, EXCEPT:

         (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (i) Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Payment Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (i) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

         (i) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (PROVIDED that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

         "PARI PASSU INDEBTEDNESS" means (a) with respect to the Notes, Indebtedness that ranks PARI PASSU in right of payment to the Notes and (b) with respect to any Note Guarantee, Indebtedness that ranks PARI PASSU in right of payment to such Note Guarantee.

         "PAYING AGENT" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any,
on) or interest on any Notes on behalf of the Company.

         "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 1203.

         "PAYMENT DEFAULT" means any default in the payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, or premium, if any, or interest on Designated Senior Indebtedness.

         "PERMITTED HOLDERS" means, as of the date of determination, (a) Oscar Feldenkreis, George Feldenkreis, their spouses, their respective lineal descendants and the spouses of such lineal descendants, (b) any Person controlled by any of the Persons included in the foregoing clause (a) (as the term "controlled" is defined under the definition of "Affiliate"), (c) trusts for the benefit of any of the Persons included in the foregoing clause (a), and
(d) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in the foregoing clause (a).

         "PERMITTED INDEBTEDNESS" means any of the following:

         (a) Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (i) $15 million (after giving effect to the permanent reduction made from the proceeds of the issuance and sale of the Notes on the Issuance Date) less the amount of permanent reductions made by the Company in respect of any term loans under the Senior Credit Facility and (ii) the greater of (x) $75 million and (y) the sum of (1) 85% of Eligible Receivables (as defined in clauses (a) through (o) of the definition thereof contained in the Senior Credit Facility on the Issuance Date), PLUS (2) the lesser of (i) 90% of Eligible Factoring Credit Balances (as defined in clauses (a) through (c) of the definition thereof contained in the Senior Credit Facility on the Issuance Date) and (ii) $20 million, PLUS
         (3) the lesser of (i) 60% of Eligible Inventory (as defined in clauses
         (a) through (e) and (g) through (i) of the definition thereof contained in the Senior Credit Facility on the Issuance Date) and (ii) $30 million, MINUS (d) the full amount of all outstanding letters of credit issued pursuant to, or authorized under, the Senior Credit Facility for the account of the Company or the Restricted Subsidiaries which are not fully secured by cash collateral;

         (b) Indebtedness of the Company with respect to any letters of credit under the Letter of Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $60 million;

         (c) Indebtedness of the Company pursuant to the Notes (other than Additional Notes) issued on the Issuance Date or of any Restricted Subsidiary pursuant to a Note Guarantee (other than a guarantee of Additional Notes);

         (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issuance Date (other than Indebtedness under the Senior Credit Facility, the Letter of Credit Facilities and the Lease);

         (e) Indebtedness of the Company owing to any Wholly Owned Restricted Subsidiary; PROVIDED that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; PROVIDED FURTHER that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (e);

         (f) Indebtedness of a Restricted Subsidiary owing to the Company or to another Wholly Owned Restricted Subsidiary; PROVIDED that any such Indebtedness of any Subsidiary Guarantor is subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor; PROVIDED FURTHER that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (f);

         (g) Guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 1015;

         (h) Obligations of the Company or any Subsidiary Guarantor entered into in the ordinary course of business (i) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness and (ii) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;

         (i) Indebtedness of the Company or any Subsidiary Guarantor in respect of purchase money obligations, Capitalized Lease Obligations of the Company or any Subsidiary Guarantor and Subordinated Indebtedness of the Company or any Subsidiary Guarantor in an aggregate amount which does not exceed $5 million at any one time outstanding;

         (j) Indebtedness of the Company or any Subsidiary Guarantor consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries;

         (k) Indebtedness of the Company or any Subsidiary Guarantor represented by (x) letters of credit for the account of the Company or any Restricted Subsidiary or (y) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

         (l) the guarantee of the obligations of the lessor under the Lease; and

         (m) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness, referred to in clause (c) or (d) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, (ii) in the case of any refinancing by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made PARI PASSU with or subordinate to the Notes at least to the same extent as the Indebtedness being refinanced, (iii) in the case of any refinancing by any Subsidiary Guarantor of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made PARI PASSU with or subordinate to the Note Guarantee of such Subsidiary Guarantor at least to the same extent as the Indebtedness being refinanced, (iv) such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes and (v) Indebtedness of the Company or a Subsidiary Guarantor may only be refinanced with Indebtedness of the Company or a Subsidiary Guarantor and Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may only be refinanced with Indebtedness of such Restricted Subsidiary.

         "PERMITTED INVESTMENTS" means any of the following:

         (a)      Investments in Cash Equivalents;

         (b)      Investments in the Company or any Restricted Subsidiary;

         (c)      intercompany Indebtedness to the extent permitted under clause
         (e) or (f) of the definition of "Permitted Indebtedness";

         (d) Investments in an amount not to exceed an aggregate of $5 million at any one time outstanding;

         (e) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Wholly Owned Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Wholly Owned Restricted Subsidiary;

         (f) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under Section 1014;

         (g) any loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements (including for the purchase of Capital Stock of the Company by employees), in each case as approved by the Board of Directors of the Company, in an aggregate amount at any one time outstanding not to exceed $1 million; or

         (h) negotiable instruments held for deposit or collection in the ordinary course of business, except to the extent they would constitute Investments in Affiliates.

         "PERMITTED JUNIOR SECURITIES" has the meaning specified in Section
1202.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL NOTES" has the meaning set forth in Section 201.

         "PLACE OF PAYMENT" means the office or agency maintained by the Company where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

         "PREDECESSOR NOTE" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "PREFERRED STOCK" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the Issuance Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "PRIVATE PLACEMENT LEGEND" has the meaning set forth in Section 203.

         "PUBLIC EQUITY OFFERING" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

         "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of April 6, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

         "REGISTRATION STATEMENT" means the Registration Statement as defined in the Registration Rights Agreement.

         "REGULAR RECORD DATE" has the meaning specified in Section 301.

         "REGULATION S" means Regulation S under the Securities Act.

         "REPRESENTATIVE" means (i) with respect to the Senior Credit Facility, the Agent Bank and (ii) with respect to any other Senior Indebtedness, the indenture trustee or other trustee, agent or representative for the holders of such Senior Indebtedness.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

         "SALE AND LEASEBACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing of such property or asset to the seller or transferor.

         "SECURITIES ACT" means Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SENIOR CREDIT FACILITY" means the Amended and Restated Loan and Security Agreement dated as of March 26, 1999 among the Company and certain of its Subsidiaries, as borrowers, NationsBank, N.A., as agent, and the banks party thereto from time to time, together with the related documents thereto (including, without limitation, any guarantee agreements permitted under this Indenture and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, subject to the covenants of this Indenture, adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement in compliance with this Indenture.

         "SENIOR INDEBTEDNESS" means (i) all obligations of the Company, now or hereafter existing, under or in respect of the Senior Credit Facility and the Letter of Credit Facilities, whether for principal, premium, if any, interest (including, interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, premiums, expenses and indemnities) and (ii) the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Notes), whether outstanding on the

Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or the Notes, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company to the extent incurred in violation of any covenant of this Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company, (vi) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities (other than any current liabilities owing under the Senior Credit Facility, or the current portion of long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (vi)), (vii) amounts owed by the Company for compensation to employees or for services rendered to the Company, (viii) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any such Affiliate's Subsidiaries, (ix) Redeemable Capital Stock of the Company, (x) amounts owing under leases and (xi) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries, (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (iii) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

         "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be.

         "SUBSIDIARY" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

         "SUBSIDIARY GUARANTOR" means each of Supreme Munsingwear, Inc., Supreme International (Delaware), Inc., Supreme International (N.Y.), Inc., Supreme Acquisition Corporation and Supreme International Corporation de Mexico, S.A. de C.V. and any Restricted Subsidiary that incurs a Note Guarantee; PROVIDED that, upon the release and discharge of any Person from its Note Guarantee in accordance with the Indenture, such Person shall cease to be a Subsidiary Guarantor.

         "THE BANK OF TOKYO-MITSUBISHI LETTER OF CREDIT FACILITY" means the $8 million Line of Credit Facility dated August 1, 1996 between the Company and The Bank of Tokyo-Mitsubishi, Ltd.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "UNITED STATES" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "UNRESTRICTED SUBSIDIARY" means each Subsidiary of the Company designated as such pursuant to and in compliance with Section 1019.

         "U.S. GLOBAL NOTE" has the meaning set forth in Section 201.

         "U.S. GOVERNMENT OBLIGATIONS" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. PHYSICAL NOTE" has the meaning set forth in Section 201.

         "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned by the Company or by one or more other Wholly Owned Restricted Subsidiaries or by the Company and one or more other Wholly Owned Restricted Subsidiaries.

         SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Subsidiary Guarantors and any other obligor on the Notes (if applicable) shall, at the request of the Trustee, furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, at the request of the Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section
1007) shall include:

         (1) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

         SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Subsidiary Guarantor or other obligor on the Notes, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 104. ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

         (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 105. NOTICES, ETC., TO TRUSTEE, COMPANY AND ANY SUBSIDIARY GUARANTOR.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Angelita Pena, or

         (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Subsidiary Guarantor addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor.

         SECTION 106.  NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

         In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 107.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 108.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 109.  SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 110.  BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 111.  GOVERNING LAW.

         This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 112.  LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

         SECTION 113.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 114.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Note Guarantee or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note and the related Note Guarantee, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes and the Note Guarantees.

         SECTION 115.  COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 116.  APPOINTMENT OF AGENT FOR SERVICE.

         By the execution of this Indenture, each of Supreme Munsingwear Canada, Inc. and Supreme International Corporation de Mexico, S.A. de C. V. hereby designates the Company as its authorized agent upon which process may be served in any legal action or proceeding, including with respect to any state or federal securities laws, that may be instituted in any federal court of the United States or the court of any state thereof and arising out of or relating to this Indenture. Service of process upon such agent at 3000 N.W. 107th Avenue, Miami, Florida 33172, attention: George Feldenkreis shall be deemed in every respect effective service of process upon Supreme Munsingwear Canada, Inc. or Supreme International Corporation de Mexico, S.A. de C.V., as applicable, in any such legal action or proceeding and each of Supreme Munsingwear Canada, Inc. and Supreme International Corporation de Mexico, S.A. de C.V. hereby submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such legal action or proceeding. Such appointment shall be irrevocable so long as the Holders or the Trustee shall have any rights pursuant to the terms of this Indenture. Each of Supreme Munsingwear Canada, Inc. and Supreme International Corporation de Mexico, S.A. de C.V., further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent.

                                   ARTICLE TWO

                                   NOTE FORMS

         SECTION 201.  FORMS GENERALLY.

         The Initial Notes shall be known as the "12 1/4% Senior Subordinated Notes due 2006" and the Exchange Notes shall be known as the "12 1/4% Series B Senior Subordinated Notes due 2006," in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto and in this Article, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

         The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

         Initial Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single permanent global Note in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single temporary global Note in substantially the form set forth in Exhibit A and contain the legends set forth in Section 203 (the "Temporary Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 41 days after the date hereof (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 204, a single permanent global Note substantially in the form of Exhibit A hereto (the "Permanent Offshore Global Note"; and together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

         Initial Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) or issued pursuant to a change in the Depository's status as a "Clearing Agency" registered under the Exchange Act or as a result of the occurrence and continuation of an Event of Default with respect to the Notes shall be issued in the form of permanent certificated Notes in substantially the form set forth in Exhibit A and contain the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Notes").

         The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

         Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

         SECTION 202.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Notes referred to in the within-mentioned Indenture.
                                     STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee

Dated: ________________              By:_______________________________________
                                        Authorized Signatory

         SECTION 203.  RESTRICTIVE LEGENDS.

         Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and the Temporary Offshore Global Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204:

                  THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUB-PARAGRAPH (a)(1),
         (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUB-PARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
         (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF

         COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
         NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Unless and until the Carfel Note is sold pursuant to an effective Shelf Registration Statement, such Note shall bear the following legend:

                  THIS CERTIFICATE MAY NOT BE TRANSFERRED PRIOR TO SEPTEMBER 13, 1999 AND THEREAFTER MAY ONLY BE TRANSFERRED PURSUANT TO A PROSPECTUS FORMING PART OF AN EFFECTIVE SHELF REGISTRATION STATEMENT AS SET FORTH IN SECTIONS 305 AND 312 OF THE INDENTURE.

         Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

         SECTION 204. FORM OF CERTIFICATE TO BE DELIVERED AFTER THE OFFSHORE NOTE EXCHANGE DATE.

                                                       On or after May 17, 1999

STATE STREET BANK AND TRUST COMPANY
61 Broadway
15th Floor, Corporate Trust Division
New York, NY  10006

Attention:  Angelita Pena

         Re:      SUPREME INTERNATIONAL CORPORATION (the "Company")
                  12 1/4% SENIOR SUBORDINATED NOTES DUE 2006 (THE "NOTES")

Ladies and Gentlemen:

         This letter relates to $_________________ principal amount of Notes represented by the temporary offshore global note certificate (the "Temporary Offshore Global Note"). Pursuant to Section [201] [203] of the Indenture dated as of April 6, 1999 (the "Indenture") relating to the Notes, we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended (the "Regulation S"). [Accordingly, you are hereby requested to exchange the Temporary Offshore Global Note for an unlegended Permanent Offshore Global Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided for in the Indenture.] [Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided by the Indenture.]

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Holder]

                                   By:_________________________________________
                                            Authorized Signature

                                  ARTICLE THREE

                                    THE NOTES

         SECTION 301.  AMOUNT.

         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 311, 312, 906, 1013, 1014 or 1108 or pursuant to an Exchange Offer.

         The Initial Notes shall be known and designated as the 12 1/4% Senior Subordinated Notes due 2006" and the Exchange Notes shall be known and designated as the 12 1/4% Series B Senior Subordinated Notes due 2006," in each case, of the Company. The Stated Maturity of the Notes shall be April 1, 2006, and they shall bear interest at the rate of 12 1/4% per annum from April 6, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 1, 1999 and semiannually thereafter on April 1 and October 1 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the Notes as specified in Section 310 hereof.

         The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account located in the United States maintained by the payee.

         Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to
Section 1013. The Notes shall be subject to repurchase pursuant to an Excess Proceeds Offer as provided in Section 1014.

         The Notes shall be redeemable as provided in Article Eleven and in the Notes. The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve. The due and punctual payment of principal of, and premium, if any, and interest on the Notes payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Subsidiary Guarantors. The Note Guarantee issued by any Subsidiary Guarantor will be subordinated to all existing and future Guarantor Senior Indebtedness of such Subsidiary Guarantor as provided in Article Twelve.

         SECTION 302.  DENOMINATIONS.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         On the Issuance Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $100,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issuance Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes; PROVIDED that the aggregate principal amount of the Initial Notes issued on the Issuance Date and the aggregate principal amount of any Additional Notes shall not exceed $125,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $100,000,000 plus the aggregate principal amount of any Additional Notes issued; PROVIDED that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer or Shelf Registration Statement pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes have been complied with (including the effectiveness of the Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

         SECTION 304.  TEMPORARY NOTES.

         Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

         Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denomination or denominations and of a like aggregate principal amount and tenor.

         At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee and PROVIDED FURTHER that no exchange of the Carfel Note shall occur except pursuant to an effective Shelf Registration Statement after September 13, 1999.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 303, 304, 906, 1013, 1014 or 1108 not involving any transfer.

         SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

         If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         If there shall be delivered to the Company, any Subsidiary Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Note has been acquired by a BONA FIDE purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; PROVIDED, HOWEVER, that each installment of interest on any Note may at the Company's option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to
Section 308, to the address of such Person as it appears on the Note Register or
(ii) by wire transfer to an account located in the United States maintained by the payee.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Record Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other

Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 308.  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Note for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

         SECTION 309.  CANCELLATION.

         All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

         SECTION 310.  COMPUTATION OF INTEREST.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 311.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

         (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
         (ii) be delivered to the Trustee as custodian for such Depositary and
         (iii) bear legends as set forth in Section 203.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the

Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it retains such an interest.

         (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date (as defined below) and except as otherwise provided in
         Section 312, bear the Private Placement Legend.

         SECTION 312.  TRANSFER PROVISIONS.

         Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) GENERAL. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

         (b) CERTAIN DEFINITIONS. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

         As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         (c)      [Intentionally Omitted]

(d) DEEMED DELIVERY OF A RULE 144A CERTIFICATE IN CERTAIN CIRCUMSTANCES. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect);

         or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

         (e)      PROCEDURES AND REQUIREMENTS.

                  1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

                           (A) a U.S. Physical Note, other than the Carfel Note,
                  which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                                    (i) delivers an Accredited Investor
                           Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
                           (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

                                    (ii) delivers (or is deemed to have
                           delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall
                           (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                                    (iii) delivers a Regulation S Certificate
                           and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

                           (B) the U.S. Global Note, and the proposed transferee
                  or transferor, as applicable:

                                    (i) delivers an Accredited Investor
                           Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
                           (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred,
                           (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                                    (ii) delivers (or is deemed to have
                           delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                                    (iii) delivers a Regulation S Certificate
                           and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                           (C) the Temporary Offshore Global Note, and the
                  proposed transferee or transferor, as applicable:

                                    (i) delivers an Accredited Investor
                           Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
                           (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred,
                           (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                                    (ii) delivers (or is deemed to have
                           delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall
                           (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                                    (iii) delivers a Regulation S Certificate
                           and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; PROVIDED, HOWEVER, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

                  2. If the proposed transfer occurs on or after the Offshore Note Exchange Date and the proposed transferor holds:

                           (A) a U.S. Physical Note, other than the Carfel Note,
                  which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                                    (i) delivers an Accredited Investor
                           Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(A)(i) shall apply;

                                    (ii) delivers (or is deemed to have
                           delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

                                    (iii) delivers a Regulation S Certificate,
                           then the Note Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                                            (x) register such transfer in the
                                    name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                                            (y) if the proposed transferee is or
                                    is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                                    In any of the cases described in this
                                    Section 312(e)(2)(A)(i), (ii) or (iii)(x),
                                    the Note Registrar shall deliver to the
                                    transferor a new U.S. Physical Note in
                                    principal amount equal to the principal
                                    amount not being transferred of such
                                    surrendered U.S. Physical Note, as
                                    applicable.

                           (B) the U.S. Global Note, and the proposed transferee
                  or transferor, as applicable:

                                    (i) delivers an Accredited Investor
                           Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply; or

                                    (ii) delivers (or is deemed to have
                           delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

                                    (iii) delivers a Regulation S Certificate,
                           then the Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                                            (x) register such transfer in the
                                    name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                                            (y) if the proposed transferee is or
                                    is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

                           (C) an Offshore Physical Note which is surrendered to
                  the Note Registrar, and the proposed transferee or transferor, as applicable:

                                    (i) delivers (or is deemed to have delivered
                           pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall
                           (x) cancel such surrendered Offshore Physical Note,
                           (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                                    (ii) where the proposed transferee is or is
                           acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                                    (iii) does not make a request covered by
                           Section 312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii),
                           then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

                           In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new Offshore Physical Note in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

                           (D) the Offshore Global Note, and the proposed
                  transferee or transferor, as applicable:

                                    (i) delivers (or is deemed to have delivered
                           pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall
                           (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                                    (ii) where the proposed transferee is or is
                           acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                                    (iii) does not make a request covered by
                           Section 312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii),
                           then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  3 If the proposed transferor holds the Carfel Note, the Note Registrar shall:

                           (A) refuse to register such transfer prior to
                  September 13, 1999; and

                           (B) after September 13, 1999, only register such
                  transfer if it is pursuant to an effective Shelf Registration Statement, by recording an increase in the principal amount of the applicable Global Note or issuing a Physical

                  Note, in either case in the amount of the Carfel Note and cancelling the Carfel Note.

         (f) EXECUTION, AUTHENTICATION AND DELIVERY OF PHYSICAL NOTES. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

         (g) CERTAIN ADDITIONAL TERMS APPLICABLE TO PHYSICAL NOTES. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

         (h) TRANSFERS NOT COVERED BY SECTION 312(E). The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

         (i) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

         (j) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

         SECTION 313.  FORM OF ACCREDITED INVESTOR CERTIFICATE.

                       TRANSFEREE LETTER OF REPRESENTATION

SUPREME INTERNATIONAL CORPORATION
c/o State Street Bank And Trust Company
     as Trustee
61 Broadway
15th Floor, Corporate Trust Division
New York, NY  10006

Attention:  Angelita Pena

Ladies and Gentlemen:

         In connection with our proposed purchase of $_________ aggregate principal amount of the 12 1/4% Senior Subordinated Notes due 2006 (the "Notes") of Supreme International Corporation (the "Company"), we confirm that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2),(a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "Trustee") under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d), (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         4. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 Very truly yours,

                                 (Name of Purchaser)

                                 By:_________________________________________

                                 Date:

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

NAME                           ADDRESS                        TAXPAYER ID NUMBER
----                           -------                        ------------------




Date of this Certificate:  _________ __, 199_

         SECTION 314.  FORM OF REGULATION S CERTIFICATE.

                            REGULATION S CERTIFICATE

To:      State Street Bank and Trust Company,
              as Trustee (the "Trustee")
         61 Broadway
         15th Floor, Corporate Trust Division
         New York, NY  10006

         Attention: Angelita Pena

         Re:      Supreme International Corporation (the "Company")

12 1/4% SENIOR SUBORDINATED NOTES DUE 2006 (THE "NOTES")

Ladies and Gentlemen:

         In connection with our proposed sale of $_______ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

         1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

         2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

         3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

         4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of April 6, 1999, among the Company, the guarantors thereunder and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,

                                  [NAME OF SELLER]

                                  By:______________________________________
                                     Name:
                                     Title:
                                     Address:

Date of this Certificate:  __________ __, 199_

         SECTION 315.  FORM OF RULE 144A CERTIFICATE.

                              RULE 144A CERTIFICATE

To:      State Street Bank and Trust Company
             as Trustee (the "Trustee")
         61 Broadway
         15th Floor, Corporate Trust Division
         New York, NY  10006

         Attention:  Angelita Pena

         Re:      Supreme International Corporation (the "Company")
                  12 1/4% SENIOR SUBORDINATED NOTES DUE 2006 (THE "NOTES")

Ladies and Gentlemen:

         In connection with our proposed sale of $______ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,

                                  [NAME OF PURCHASER]

                                  By:______________________________________
                                     Name:
                                     Title:
                                     Address:

Date of this Certificate:  __________ __, 199_

         SECTION 316.  CUSIP NUMBERS.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

         SECTION 317.  ISSUANCE OF ADDITIONAL NOTES.

         The Company may, subject to Article Ten of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issuance Date (the "Additional Notes"); provided that the aggregate principal amount of Initial Notes issued on the Issuance Date and the aggregate principal amount of Additional Notes issued under this Indenture shall not exceed $125,000,000. The Initial Notes issued on the Issuance Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issuance Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall, upon Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (1)      either

                           (A) all Notes theretofore authenticated and delivered
                  (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (B) all Notes and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

                                    (i)     have become due and payable,

                                    (ii)    will become due and payable at
                           their Stated  Maturity  within one year, or

                                    (iii) if redeemable at the option of the
                           Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor,
                           in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

                  (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Subsidiary Guarantor;

                  (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         SECTION 402.  APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501.  EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

                  (2) default in the payment of the principal of, or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

                  (3) default in the performance, or breach, of the provisions of Article Eight, the failure to make or consummate a Change in Control Offer in accordance with Section 1013 or the failure to make or consummate an Excess Proceeds Offer in accordance with Section 1014;

                  (4) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (1), (2) or (3) of this Section 501) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes;

                  (5)(a) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $10 million or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any Restricted Subsidiary aggregating $10 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof;

                  (6) one or more judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10 million and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

                  (7) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void or any Note Guarantees of Significant Subsidiaries is found to be invalid or any Subsidiary Guarantor which is a Significant Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture);

                  (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries


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         or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries; provided that clauses
         (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary.

         SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be due and payable immediately. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause (8) or (9) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A)      all overdue interest on all Outstanding Notes,

                  (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes that has become due otherwise than by such declaration of acceleration together with interest on such unpaid principal at the rate borne by such Notes,

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by such Notes, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (2) all Events of Default, other than the non-payment of amounts of principal (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513,

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         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

                  (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor (in accordance with the applicable Note Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon such Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including seeking recourse against any Subsidiary Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Subsidiary Guarantor.

         SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Subsidiary Guarantor, upon the Notes or the


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

property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

         SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

         All rights of action and claims under this Indenture, the Notes or the Note Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 506.  APPLICATION OF MONEY COLLECTED.

         Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of


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

the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 607;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct; PROVIDED that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

         SECTION 507.  LIMITATION ON SUITS.

         No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Note Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, any Note or any Note Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

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

         SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any, on) and (subject to Section
307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Guarantor, any other obligor on the Notes, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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

         SECTION 512.  CONTROL BY HOLDERS.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action which might involve it in personal liability or that the Trustee determines in good faith is unjustly prejudicial to the Holders of Notes not consenting, it being understood that, subject to Section 601, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unjustly prejudicial to such holders.

         SECTION 513.  WAIVER OF PAST DEFAULTS.

         Subject to Sections 508, 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences under this Indenture or any Note Guarantee, except a default

         (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Note Guarantees; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

         Each of the Company, the Subsidiary Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Subsidiary Guarantor or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company, the Subsidiary Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

         SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) Except during the continuance of a Default or an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

         (b) In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

                  (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

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

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 602.  NOTICE OF DEFAULTS.

         Within ten days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

         (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

         (4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

         (10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty; and

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

         (11) except for a default under Sections 501(1) or (2) hereof, or any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 604. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

         The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

         SECTION 605.  MAY HOLD NOTES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

         SECTION 606.  MONEY HELD IN TRUST.

         All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 607.  COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

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

         (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or Section 501(9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 608.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have an office in The City of New York, and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 609.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

         (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

         (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

         (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder of a Note for at least six months, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

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

then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a BONA FIDE Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a BONA FIDE Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

         SECTION 610.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) Each successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

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

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

         SECTION 611. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 612.  APPOINTMENT OF AUTHENTICATING AGENT.

         At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If


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

at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section
106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

         If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                               STATE STREET BANK AND TRUST COMPANY, as Trustee

                               By:______________________________________________
                                        as Authenticating Agent

                               By:______________________________________________
                                        Authorized Officer

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

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

         The Company will furnish or cause to be furnished to the Trustee

         (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

         (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

         SECTION 702.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

         Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         SECTION 703.  REPORTS BY TRUSTEE.

         Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

         (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (i) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustees, in form reasonably satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (b) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such PRO FORMA calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008;

         (d) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee will apply to such Person's obligations hereunder and under the Notes;

         (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1012 are complied with; and

         (f) the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  SECTION 802. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  Each Subsidiary Guarantor, if any (other than any Subsidiary whose Note Guarantee is being released pursuant to the provisions of
         Section 1309 as a result of such transaction), will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Subsidiary Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity (other than the Company or any Subsidiary Guarantor) unless at the time and after giving effect thereto:

         (a) either (1) such Subsidiary Guarantor shall be the continuing corporation or (2) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of such Subsidiary Guarantor under the Notes and this Indenture;

         (b) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (and treating any obligation of the Company or such Subsidiary Guarantor incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

         (c) such Subsidiary Guarantor or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 802 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

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

         SECTION 803.  SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with Sections 801 and 802, the successor Person formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Indenture and/or the Note Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Subsidiary Guarantor, as the case may be, herein and/or the Note Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor hereunder, the Notes or a Note Guarantee, as the case may be, the predecessor shall be released from all obligations; PROVIDED that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or a Note Guarantee, as the case may be.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company or any Subsidiary Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company, a Subsidiary Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Subsidiary Guarantor contained herein and in the Notes and in any Note Guarantee in accordance with Article Eight;

         (2) to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company, or any Subsidiary Guarantor or any other obligor on the Notes, as applicable, herein, in the Notes or in any Note Guarantee;

         (3) to cure any ambiguity, or to correct or supplement any provision herein, in the Notes or in any Note Guarantee which may be defective or inconsistent with any other provision herein, in the Notes or in any Note Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Note Guarantee; PROVIDED that, in each case, such provisions shall not adversely affect the interests of the Holders;

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

         (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

         (5) to add a Subsidiary Guarantor of the Notes under this Indenture;

         (6) to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

         (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any Subsidiary Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

         SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company and the Subsidiary Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby (in the case of clause (8) below, Holders of all Notes other than Exchange Notes),

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (2) amend, change or modify any of the provisions of Section 1013 or
         Section 1014 including any definitions relating thereto in any manner materially adverse to the Holders;

         (3) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

         (4) modify any provisions of this Section, Section 1021 or Section 513, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

         (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under this Indenture;

         (6) amend or modify any of the provisions of Article Thirteen in any manner adverse to the Holders;

         (7) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to the Holders; or

         (8) modify any of the provisions of this Indenture relating to the transfer or exchange of the Carfel Note.

         SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 906.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the

Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

         SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution by the Company, any Subsidiary Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of
Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

         SECTION 908.  EFFECT ON SENIOR INDEBTEDNESS.

         No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Twelve of this Indenture without the consent of such holders affected thereby.

                                   ARTICLE TEN

                                    COVENANTS

         SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

         The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

         SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office as the Place of Payment.

         The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

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         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 1003.  MONEY FOR NOTES PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (and premium, if any) or interest on the Notes; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying


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Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 1004.  CORPORATE EXISTENCE.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Subsidiary; PROVIDED, HOWEVER, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

         SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a material liability or lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

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         SECTION 1006.  MAINTENANCE OF PROPERTIES.

         The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

         SECTION 1007.  STATEMENT BY OFFICERS AS TO DEFAULT.

         (a) The Company and each Subsidiary Guarantor will deliver to the Trustee, within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company or the Subsidiary Guarantor, as the case may be, during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee


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

         by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

         SECTION 1008.  LIMITATION ON INDEBTEDNESS.

         The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness; PROVIDED, HOWEVER, that (i) the Company and any Subsidiary Guarantor may incur Indebtedness (other than Acquisition Indebtedness) if at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, would have been at least equal to 2:1 and
(ii) the Company and any Guarantor may incur Acquisition Indebtedness if at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, would have been at least equal to 2.5:1.

         SECTION 1009.  LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire such shares of Qualified Capital Stock) (other than the declaration or payment of dividends or distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

                  (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Restricted Subsidiary; or

                  (iv) make any Investment (other than any Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted

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Payment, if other than cash, being the Fair Market Value of the assets to be transferred) (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 and
(3) the aggregate amount of all Restricted Payments declared or made after the Issuance Date shall not exceed the sum of:

         (A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the Issuance Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), PLUS

         (B) the aggregate net cash proceeds received after the Issuance Date by the Company from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, PLUS

         (C) the aggregate net cash proceeds received after the Issuance Date by the Company from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company (other than from a Subsidiary) in connection with such conversion or exchange, PLUS

         (D) to the extent that any Investment constituting a Restricted Payment that was made after the Issuance Date is sold or is otherwise liquidated or repaid, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of (x) the cash proceeds with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) and (y) the initial amount of such Investment, PLUS

         (E) so long as the Designation thereof was treated as a Restricted Payment that was made after the Issuance Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issuance Date in accordance with Section 1019, the Fair Market Value of the Company's interest in such Subsidiary at the time of such redesignation; PROVIDED that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation, MINUS the Designation Amount (measured as of the date of Designation) with respect to any Restricted Subsidiary which has been designated as an Unrestricted Subsidiary after the date of the Indenture in accordance with Section 1013, PLUS

         (F) $1 million.

                  (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii),


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

         (iv), (v) and (vi) below) at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                           (i) the payment of any dividend within 60 days after
                  the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above;

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

                           (iii) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

                           (iv) the purchase of any Indebtedness that is
                  expressly subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount thereof in the event of a Change in Control in accordance with provisions similar to those of Section 1013; PROVIDED that prior to such purchase the Company has made the Change in Control Offer as provided in Section 1013 and has purchased all Notes validly tendered for payment in connection with such Change in Control Offer;

                           (v) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness of the Company or the Restricted Subsidiary whose Subordinated Indebtedness is being purchased, redeemed, defeased, acquired or retired, so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, PLUS either the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, PLUS, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Indebtedness has an Average Life longer than the Average Life of the Notes and no scheduled principal payment prior to the 91st day after the


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

                  final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes; and

                           (vi) purchases or redemptions of Capital Stock
                  (including cash settlements of stock options) held by employees, officers or directors of the Company or any of its Subsidiaries upon their death, disability or termination of employment with the Company or one of its Subsidiaries; PROVIDED that such payments shall not exceed $1 million in any fiscal year in the aggregate or $3 million in the aggregate during the term of the Notes.

         The actions described in clauses (i), (ii), (iii), (iv) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clause (v) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a).

         SECTION 1010. LIMITATION ON ISSUANCES AND SALES OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES.

         The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (ii) shall not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

         SECTION 1011.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Wholly Owned Restricted Subsidiary) (collectively, "Interested Persons"), unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained in an arm's-length transaction with third parties that are not Interested Persons,
(ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $1 million, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above, (iii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5 million, such transaction or series of related transactions (x) has been approved by the Board of Directors of the Company (including a majority of the Disinterested Directors of the Company) or
(y) the Company has obtained a written opinion from a nationally recognized investment banking or valuation firm certifying that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view and

(iv) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $10 million, the Company has obtained a written opinion from a nationally recognized investment banking or valuation firm certifying that such transaction or series of transactions is fair to the Company or its Restricted Subsidiaries, as the case may be, from a financial point of view; PROVIDED, HOWEVER, that this Section 1011 shall not restrict (1) the Company from paying regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary which are reasonable and customary for comparable companies in the same industry, (2) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary not to exceed $1 million in the aggregate outstanding at any time, (3) any transactions made in compliance with Section 1009, (4) the performance of any written agreement as in effect on the Issuance Date, (5) the joint leasing of offices with Carfel, Inc. in Beijing, the People's Republic of China, and Taipei, the Republic of China, under such arrangements as are in effect on the Issuance Date and as such arrangements may be renewed on substantially similar terms and (6) the leasing of approximately 32,000 square feet of warehouse space and 16,900 square feet of office space from George Feldenkreis or his Affiliates, on a month-to-month basis at monthly rents not to exceed $12,000 each.

         SECTION 1012.  LIMITATION ON LIENS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Issuance Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Pari Passu Indebtedness, the Notes or the Note Guarantee of such Restricted Subsidiary, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to or PARI PASSU with such Lien and (y) in the case of any Lien securing Subordinated Indebtedness, the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; PROVIDED, HOWEVER, that this covenant shall not apply to Liens as in effect on the date of the Indenture securing the Lease.

         SECTION 1013.  PURCHASE OF NOTES UPON CHANGE IN CONTROL.

         (a) If a Change in Control shall occur at any time, then each Holder of Notes will have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth in this Indenture.

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

         (b) Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Change in Control.

         (c) The Company shall comply with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change in Control Offer.

         (d) The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under the Senior Credit Facility or under Indebtedness as in effect on the Issuance Date) that would materially impair the ability of the Company to make a Change in Control Offer to purchase the Notes or, if such Change in Control Offer is made, to pay for the Notes tendered for purchase.

         (e) Prior to complying with the provisions of this Section 1013, but in any event within 30 days following a Change in Control, the Company shall either terminate all commitments and repay in full all Indebtedness under the Senior Credit Facility and or obtain the requisite consents, if any, under the Senior Credit Facility to permit the purchase of the Notes as provided for under this Section 1013.

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

         SECTION 1014.  LIMITATION ON SALE OF ASSETS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless
         (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) at least 75% of such consideration consists of cash or Cash Equivalents; PROVIDED, HOWEVER, that (I) the amount of any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or any Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any Subsidiary Guarantor that is assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company and its Restricted Subsidiaries (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale) and (II) any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted, sold or exchanged within 30 days of the related Asset Sale into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 365 days after such Asset Sale, to (i) permanently repay or prepay any then outstanding Indebtedness of any Restricted Subsidiary that is not a Guarantor or Senior Indebtedness of the Company or Senior Guarantor Indebtedness of any Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (ii) invest (or enter into a legally binding agreement to invest) in other properties or assets to replace the properties or assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 365 days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) shall constitute "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes, on a pro RATA basis, the aggregate principal amount of Notes as can be purchased with the Note Portion of Excess Proceeds (defined below) at a price in cash equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any (the "Offered Price"), to the date such Excess Proceeds Offer is consummated (the "Offer Date"). To the extent that the aggregate principal amount of Notes validly tendered and not withdrawn pursuant to an


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         Excess Proceeds Offer is less than the Note Portion of Excess Proceeds, the Company may use such surplus for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes that can be purchased with the Note Portion of Excess Proceeds, Notes to be purchased will be selected PRO RATA based on the aggregate principal amount of Notes tendered by each holder. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

         In the event that any other Indebtedness of the Company that ranks PARI PASSU with the Notes (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to an Excess Proceeds Offer to offer to purchase such Other Debt and to an Excess Proceeds Offer so long as the amount of such Excess Proceeds applied to purchase the Notes is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Excess Proceeds Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the purchase date in respect thereof shall be the same as the purchase date in respect of any Other Debt.

         For purpose of this Section 1014, "Note Portion of Excess Proceeds" means (1) if no Other Debt is being offered to be purchased, the amount of the Excess Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Excess Proceeds equal to the product of (z) the Excess Proceeds and (y) a fraction the numerator of which is the aggregate principal amount of the outstanding Notes (the "Note Amount") and the denominator of which is the sum of the Note Amount and the aggregate principal amount (or accreted value in the case of original issue discount Other Debt) as of the relevant purchase date of all outstanding Other Debt for which an offer to purchase is being made in compliance with this Section 1014.

         (d) Whenever the Excess Proceeds received by the Company exceed $10,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the Trustee or a Paying Agent of the amount required to purchase the Notes tendered in an Excess Proceeds Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes tendered in an Excess Proceeds Offer and (iii) application, as set forth above, of Excess Proceeds for any lawful purposes. Such Excess Proceeds may be invested in Cash Equivalents, PROVIDED that the maturity date of any investment shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

         (e) If the Company becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered.

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         (f) Within 15 days after the obligation of the Company to make an
         Excess Proceeds Offer arises, the Company shall notify the Trustee thereof and give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, (i) the Offered Price and the Offer Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Offered Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the date of purchase; (iv) that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Offer Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Proceeds Offer.

         (g) The Company shall comply with any applicable securities laws, including Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed.

         SECTION 1015. LIMITATIONS ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

         (a) The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary unless (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture, in form satisfactory to the Trustee, providing for a guarantee on the same terms as the guarantee of such Indebtedness of the obligations under the Notes and this Indenture by such Restricted Subsidiary, which Note Guarantee will be subordinated to the Guarantor Senior Indebtedness to the same extent that the Notes are subordinated to Senior Indebtedness, and delivers to such Trustee on Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture and (B) with respect to any guarantee of Subordinated Indebtedness, any such guarantee shall be subordinated to such Restricted Subsidiary's


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         Note Guarantee at least to the same extent as such Subordinated
         Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee.

         (b) Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) will provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, the applicable Subsidiary Guarantor (which sale, exchange or transfer is otherwise in compliance with this Indenture) or (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

         SECTION 1016. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture that would not materially adversely affect the Company's ability to satisfy its obligations under the Notes and this Indenture) or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (iv) encumbrances and restrictions in effect on the Issuance Date pursuant to the Senior Credit Facility and its related documentation, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section


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1014 with respect to the assets to be sold pursuant to such contracts and (vi)
any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (iii) and (iv); PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

         SECTION 1017.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 1014 and (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under Section 1008 in the amount of the Capitalized Lease Obligations incurred in respect of such Sale and Leaseback Transaction.

         SECTION 1018.  LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

         Neither the Company nor any Restricted Subsidiary shall incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness, other than the Notes, that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is also PARI PASSU with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained in this Indenture.

         SECTION 1019.  LIMITATION ON UNRESTRICTED SUBSIDIARIES.

         (a) The Board of Directors of the Company may designate any Subsidiary (other than a Subsidiary Guarantor) to be an "Unrestricted Subsidiary" (a "Designation") only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

                  (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such designation) pursuant to the first paragraph of Section 1009 in an amount (the "Designation Amount") equal to the greater of (1) the net book value on such date of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value on such date of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

                  (iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 at the time of such designation (assuming the effectiveness of such designation); and

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                  (iv) such Unrestricted Subsidiary does not own any Capital
         Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary.

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 for all purposes of this Indenture in an amount equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Board of Directors of the Company.

         Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); PROVIDED that the Company may pledge Capital Stock of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary).

         (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes under this Indenture.

         Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation.

         SECTION 1020.  REPORTS.

         The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also (a) file with the Trustee, and provide to each


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Holder of Notes at their respective addresses set forth in the Note Register, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request. If any Subsidiary Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company were subject to Section 13 or 15(d) of the Exchange Act, the Company shall include such Subsidiary Guarantor's financial statements in any filing or delivery pursuant to this Indenture. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 1021.  WAIVER OF CERTAIN COVENANTS.

         The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1012, inclusive, and Sections 1015 to 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

         SECTION 1101.  REDEMPTION.

         The Notes may or shall be, as the case may be, redeemed, as a whole or from time to time in part, subject to the conditions and the Redemption Prices specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), on the Redemption Date.

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         SECTION 1102.  APPLICABILITY OF ARTICLE.

         Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with the terms of such Notes and in accordance with this Article Eleven.

         SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

         SECTION 1104.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

         If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; PROVIDED FURTHER that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of DTC or any other depositary). Notice of redemption shall be sent by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

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         SECTION 1105.  NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price and the amount of accrued interest, if any, to the Redemption Date payable as provided in Section 1107,

         (3) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

         (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

         (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
         1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

         (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

         (7) the name and address of the Paying Agent,

         (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

         (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

         (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

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         SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

         Prior to 10:00 A.M. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

         SECTION 1107.  NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.

         SECTION 1108.  NOTES REDEEMED IN PART.

         Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, PROVIDED that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.



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                                 ARTICLE TWELVE

                             SUBORDINATION OF NOTES

             SECTION 1201. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents or in any other form acceptable to each holder of Senior Indebtedness, of all Senior Indebtedness; PROVIDED, HOWEVER, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future senior subordinated indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

         SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or
(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under Article Eight), then and in any event:

         (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents or in any other form acceptable to each holder of Senior Indebtedness, or provision shall be made for such payment in full, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in this Indenture (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities") and any payment made pursuant to Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee) on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes; and

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         (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and any payment made pursuant to Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Indenture shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

         SECTION 1203. SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS IN DEFAULT.

         (a) Unless Section 1202 shall be applicable, upon the occurrence of a Payment Default, no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee), shall be made by or on behalf of the Company on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes unless and until such Payment Default shall have been cured or waived in writing from the Agent Bank or any other representative of a holder of Designated Senior Indebtedness or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

         (b) Unless Section 1202 shall be applicable, upon (1) the occurrence of a Non-Payment Default and (2) receipt by the Trustee of written notice thereof from the Agent Bank or any other representative of a holder of Designated Senior Indebtedness, then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Fourteen from monies or U.S. Government Obligations


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

         previously deposited with the Trustee), shall be made by or on behalf of the Company on account of any principal of (or premium, if any) or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Agent Bank or such other representative and ending on the earliest of (i) 179 days thereafter (PROVIDED that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated, in which case the provisions of paragraph (a) shall apply), (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the Agent Bank or such other representative initiating such Payment Blockage Period, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period. In no event will a Payment Blockage Period extend beyond 179 days.

         In the event that, notwithstanding the foregoing and the provisions of
Section 1202, any payments or distribution shall be made to the Trustee (and not paid over to the Holders of the Notes) which is prohibited by the foregoing provisions of this Section and the provisions of Section 1202, then and in such event such payment shall be paid over and delivered forthwith by the Trustee to the Agent Bank and any other representative of holders of Designated Senior Indebtedness, as their interests may appear, to the extent necessary to pay in full all Designated Senior Indebtedness.

         SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, and premium, if any, or interest on the Notes.

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         SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

         SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Agent Bank (if the Senior Credit Facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

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         SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         SECTION 1209.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Twelve.

         SECTION 1210.  NOTICE TO TRUSTEE.

         (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent Bank or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that, if the Trustee shall not have received the notice provided for in this Section not later than 9:00 a.m. New York time on the day which is at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after 9:00 a.m. New York time on the day which is two Business Days prior to such date.

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

         (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 1211. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; PROVIDED that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

         SECTION 1212. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

         SECTION 1213.  ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER,


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

that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 1214.  NO SUSPENSION OF REMEDIES.

         Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

         SECTION 1215.  TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Fourteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Fourteen hereof and not in violation of Section 1203 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Twelve, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

         SECTION 1216. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                ARTICLE THIRTEEN

                                   GUARANTEES

         SECTION 1301.  NOTE GUARANTEES.

         Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the


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

operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1305 hereof.

         Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Note Guarantee. Each Subsidiary Guarantor acknowledges that the Note Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Note Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Note Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Note Guarantee of such Subsidiary Guarantor.

         Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 1302.  SEVERABILITY.

         In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1303.  RESTRICTED SUBSIDIARIES.

         If the Company or any of its Restricted Subsidiaries acquires or forms a Restricted Subsidiary, the Company may cause any such Restricted Subsidiary (and any other Restricted Subsidiary as required pursuant to Section 1015 or any other provision of this Indenture) to (i) execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured subordinated basis, and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such supplemental indenture, the obligations of the Subsidiary Guarantors and any such Restricted Subsidiary under their respective Note Guarantees shall become joint and several and each reference to the "Subsidiary Guarantor" in

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this Indenture shall, subject to Section 1308, be deemed to refer to all
Subsidiary Guarantors, including such Restricted Subsidiary.

         SECTION 1304.  SUBORDINATION OF NOTE GUARANTEES.

         The Note Guarantee issued by any Subsidiary Guarantor will be unsecured senior subordinated obligations of such Subsidiary Guarantor, ranking PARI PASSU with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness evidenced by such Note Guarantee will be subordinated on the same basis to Guarantor Senior Indebtedness of such Subsidiary Guarantor as the Notes are subordinated to Senior Indebtedness under Article Twelve.

         SECTION 1305.  LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.

         Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to Section 1305 hereof, result in the obligations of such Subsidiary Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

         SECTION 1306.  CONTRIBUTION.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under a Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Note Guarantee of such Subsidiary Guarantor. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Note Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

         SECTION 1307.  SUBROGATION.

         Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 1301; PROVIDED, HOWEVER, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

         SECTION 1308.  REINSTATEMENT.

         Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Note Guarantee provided for in
Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.

         SECTION 1309.  RELEASE OF A SUBSIDIARY GUARANTOR.

         (a) If no Default exists or would exist under this Indenture, the Note Guarantee issued by any Subsidiary Guarantor under this Indenture shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any Person not an Affiliate of the Company or a Restricted Subsidiary of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) and (ii) so long as such Subsidiary Guarantor is not otherwise required to provide a Note Guarantee pursuant to Section 1015 or any other provision of this Indenture.

         (b) Concurrently with the discharge of the Notes under Section 401, the defeasance of the Notes under Section 1402 hereof, or the covenant defeasance of the Notes under Section 1403 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Note Guarantees under this Article Thirteen.

         SECTION 1310.  BENEFITS ACKNOWLEDGED.

         Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

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                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 1401. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under Section 1403, in accordance with the terms of the Notes and in accordance with this Article.

         SECTION 1402.  DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 1401 of the option applicable to this Section 1402, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes and the Note Guarantees, respectively, on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

         SECTION 1403.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company and the Subsidiary Guarantors shall be released from their obligations under Section 801, 802 and Sections 1008 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company and any Subsidiary Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

         SECTION 1404.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes.

         (2) No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

         (4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since March 31, 1999, there has been a change in the applicable federal income tax law or interpretation of such federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding

         Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (6) In the case of defeasance under Section 1402 or covenant defeasance under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness under Article Twelve hereof, and (B) after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Note Guarantee over the other creditors of either the Company or any Subsidiary Guarantor with the intent of hindering, delaying or defrauding creditors of either the Company or any Subsidiary Guarantor.

         (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403, as the case may be, have been complied with.

         SECTION 1405. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Sections 1404 and 1406 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Twelve.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

         Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

         SECTION 1406.  REINSTATEMENT.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                 SUPREME INTERNATIONAL CORPORATION

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: Vice President of Finance

                 SUPREME MUNSINGWEAR CANADA, INC.

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: Secretary/Treasurer

                 SUPREME INTERNATIONAL (DELAWARE), INC.

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: Secretary/Treasurer

                 SUPREME INTERNATIONAL (N.Y.), INC.

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: Secretary/Treasurer

                 SUPREME ACQUISITION CORPORATION

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: Secretary/Treasurer

                 SUPREME INTERNATIONAL CORPORATION DE MEXICO, S.A. DE C.V.

                 By /s/ Rosemary B. Trudeau
                 Name:  Rosemary B. Trudeau
                 Title: President

                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                 By /s/ Angelita L. Pena
                 Name:  Angelita L. Pena
                 Title: Assistant Vice President

                                                                    EXHIBIT A

                                 [FACE OF NOTE]

                        SUPREME INTERNATIONAL CORPORATION

               12 1/4% [Series B]1 Senior Subordinated Note due 2006

                                               No.         CUSIP No. __________

                                                                   $ __________


         SUPREME INTERNATIONAL CORPORATION, a Florida corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ Dollars ($___________), on [______], 2006.

         [Interest Rate:                    12 1/4% per annum.](1)

         Interest Payment Dates:            April 1 and October 1 of each year
                                            commencing October 1, 1999.
         Regular Record Dates:              March 15 and September 15 of each
                                            year.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                            SUPREME INTERNATIONAL CORPORATION

                                 By____________________________________________
                                 Name:_________________________________________
                                 Title:________________________________________

--------------------------
(1) Include only for Exchange Notes.

                (Form of Trustee's Certificate of Authentication)

         This is one of the 12 1/4% [Series B]2 Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST
COMPANY, as Trustee

Dated: __________                     By:___________________________________
                                               Authorized Signatory


--------------------------
(1) Include only for Exchange Notes.

                             [REVERSE SIDE OF NOTE]

                        SUPREME INTERNATIONAL CORPORATION

            12 1/4% [Series B](1) Senior Subordinated Note due 2006

1.       PRINCIPAL AND INTEREST; SUBORDINATION.

         The Company will pay the principal of this Note on April 1, 2006.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 12 1/4% per annum [(subject to adjustment as provided below)](2) [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Offer or Shelf Registration Date (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].(1)

         Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 1, 1999.

         [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 6, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 65th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been declared effective on or prior to the 135th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 160th calendar day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 65-day period in the case of
(a) above, following such 135-day period in the case of (b) above or following such 160-day period in the case of (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; PROVIDED that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 65-day period described in clause (a)

--------------------------
(1) Include only for Exchange Note.

(2) Include only for Initial Note.

above, (y) the effectiveness of the Exchange Offer Registration Statement after the 135-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 160-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; PROVIDED, HOWEVER, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.](1)

         Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor](2) or, if no interest has been paid, from April 6, 1999; PROVIDED that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.       METHOD OF PAYMENT.

         The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each April 1 and October 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the March 15 and September 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after April 1, 2006.

         The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable

--------------------------
(1) Include only for Initial Note.

(2) Include only for Exchange Note.

in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       PAYING AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.       INDENTURE; LIMITATIONS.

         The Company issued the Notes under an Indenture dated as of April 6, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank And Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured senior subordinated obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $125,000,000.

5.       REDEMPTION.

         OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after April 1, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning April 1 of each of the years set forth below:

                                              Redemption
                     Year                        Price
         -----------------------------    --------------------
         2003                                    106.125%
         2004                                    103.063%
         2005 and thereafter                     100.000%

         In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to April 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), within 60 days of one or more Public Equity Offerings with the net proceeds of such offerings, at 112.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of the Notes originally issued (including the principal amount of any Additional Notes) remains outstanding thereafter.

         If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; PROVIDED that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

         Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.       REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

         Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder's outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.       DENOMINATIONS; TRANSFER; EXCHANGE.

         The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.       PERSONS DEEMED OWNERS.

         A Holder may be treated as the owner of a Note for all purposes.

9.       UNCLAIMED MONEY.

         If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.      DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

         If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.      AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.      RESTRICTIVE COVENANTS.

         The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales; (viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year and within 45 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

13.      SUCCESSOR PERSONS.

         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.      REMEDIES FOR EVENTS OF DEFAULT.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.      NOTE GUARANTEES.

         The Company's obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

16.      TRUSTEE DEALINGS WITH COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.      AUTHENTICATION.

         This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Supreme International Corporation, 3000 NW 107th Avenue, Miami, Florida 33172, Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or [______], 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    CHECK ONE

         (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

         (b)      this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 311 and 312 of the Indenture shall have been satisfied.

Date:

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                        Dated:

                                        NOTICE: To be executed by an executive
                                        officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 1013 or Section 1014 of the Indenture, check the Box: ].

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount (in original principal amount) below:

                           $______________________.


Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                          FIRST SUPPLEMENTAL INDENTURE

                  This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of April 6, 1999 among SUPREME INTERNATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company"), SUPREME MUNSINGWEAR CANADA, INC., a corporation organized under the laws of Canada, SUPREME INTERNATIONAL (DELAWARE), INC., a Delaware corporation, SUPREME INTERNATIONAL (N.Y.), INC., a New York corporation, SUPREME ACQUISITION CORPORATION, a Florida corporation, and SUPREME INTERNATIONAL CORPORATION DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico (collectively, the "Subsidiary Guarantors"), PERRY ELLIS INTERNATIONAL, INC., a New York corporation (APerry Ellis International), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (herein called the "Trustee").

                                 R E C I T A L S

                  WHEREAS, pursuant to Section 1303 of the Indenture dated April 6, 1999 among the Company, the Subsidiary Guarantors and the Trustee (the AIndenture@), the Company has undertaken to cause any Restricted Subsidiary (as defined in the Indenture) which the Company acquires to execute a supplemental indenture pursuant to which such Restricted Subsidiary guarantees all of the obligations on the Notes issued pursuant to the Indenture;

                  WHEREAS, the Company has on this date acquired all of the capital stock of Perry Ellis International;

                  WHEREAS, Perry Ellis International by this Supplemental Indenture, pursuant to and as contemplated by Section 1303 and Article Nine of the Indenture, desires to expressly, irrevocably and unconditionally assume the covenants, agreements, obligations and undertakings of a Subsidiary Guarantor under the Indenture as set forth therein; and

                  WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms upon Perry Ellis International, and upon each of the Company and the Subsidiary Guarantors, have been performed and fulfilled by the applicable parties hereto and the execution and delivery thereof have been in all respects duly authorized by the applicable parties hereto.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE TWO

              ASSUMPTION OF OBLIGATIONS AND AGREEMENT TO GUARANTEE

                  SECTION 2.01. ASSUMPTION OF OBLIGATIONS OF SUBSIDIARY GUARANTOR. Perry Ellis International hereby expressly, irrevocably and unconditionally assumes each and every covenant, agreement, obligation and undertaking of a Subsidiary Guarantor in the Indenture as if Perry Ellis had been named a Subsidiary Guarantor in the Indenture.

                  SECTION 2.02. ACCEPTANCE OF THE COMPANY AND THE INITIAL GUARANTORS. Each of the Company and the Initial Guarantors hereby expressly accepts the addition of Perry Ellis International as a Subsidiary Guarantor and further agrees to be bound by all of the provisions of this Supplemental Indenture.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

                  SECTION 3.01. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors, Perry Ellis International and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 3.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions of the Indenture shall remain in full force and effect.

                  SECTION 3.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 3.04. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

                  SECTION 3.05. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 3.06. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 3.07. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture, the Indenture or the Notes express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

                  SECTION 3.08. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by Perry Ellis International shall bind its successors and assigns, whether so expressed or not.

                  SECTION 3.09. CERTAIN DUTIES AND RESPONSIBILITIES OF TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Subsidiary Guarantors and Perry Ellis International.

                  SECTION 3.10. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                          PERRY ELLIS INTERNATIONAL INC.

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: General Counsel

                                          SUPREME INTERNATIONAL CORPORATION

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: General Counsel

                                          SUPREME MUNSINGWEAR CANADA, INC.

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: Vice President

                                          SUPREME INTERNATIONAL (DELAWARE), INC.

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: Vice President

                                          SUPREME INTERNATIONAL (N.Y.), INC.

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: Vice President

                                          SUPREME ACQUISITION CORPORATION

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: Vice President

                                          SUPREME INTERNATIONAL
                                          CORPORATION DE MEXICO, S.A.
                                          DE C.V.

                                          By  /s/ Karen Bingham
                                              Name: Karen Bingham
                                              Title: Vice President

                                          STATE STREET BANK AND TRUST COMPANY,

                                          as Trustee

                                          By  /s/ Angelita L. Pena
                                              Name: Angelita L. Pena
                                              Title: Assistant Vice President